Dallas, TX/January 19, 2022
FULL-YEAR 2021 NET INCOME OF $1.2 BILLION, $8.35 PER SHARE AND
FOURTH QUARTER 2021 NET INCOME OF $228 MILLION, $1.66 PER SHARE
Robust Deposit Growth Supported Positive Trends in Loan Portfolio
Strong Credit Quality and Fee Generation
Active Capital Management
“Our 2021 financial results were strong as we generated record earnings per share of $8.35," said Curt C. Farmer, Comerica Chairman and Chief Executive Officer. "Average deposits grew 19 percent, which supported solid loan performance in a number of businesses and provided significant excess liquidity to fund future growth. Revenue increased to $3.0 billion. While net interest income was challenged by the ultra-low-rate environment, noninterest income growth was broad-based, increasing 12 percent to an all-time high. Credit quality was excellent, and we released credit reserves. As a result of strong capital generation, we returned $1.1 billion to common shareholders through dividends and repurchases of 9.5 million, or 7 percent, of total shares. Altogether, this drove ROE to over 15 percent and ROA to 1.30 percent.
“With respect to the fourth quarter, excluding a nearly $1 billion decrease in PPP loans, average loans grew more than $600 million and we continued to drive very strong deposit growth. Robust fee income, exceptional credit quality and continued active capital management were also positive contributors to our performance. Expenses reflect investments in our people and technology to support our revenue-generating activities.
"As we look forward to the year ahead, we remain keenly focused on driving growth while maintaining our proven expense discipline as we invest in our businesses. Our customers and colleagues have successfully navigated the challenges of the past two years and today stand stronger and more confident about the future.”

(dollar amounts in millions, except per share data)	4th Qtr '21	3rd Qtr '21	2021	2020
FINANCIAL RESULTS
Net interest income	$461	$475	$1,844	$1,911
Provision for credit losses	(25)	(42)	(384)	537
Noninterest income	289	280	1,123	1,001
Noninterest expenses (a)	486	465	1,861	1,754
Pre-tax income (a)	289	332	1,490	621
Provision for income taxes (a)	61	70	322	124
Net income (a)	$228	$262	$1,168	$497
Diluted earnings per common share (a)	$1.66	$1.90	$8.35	$3.43
Average loans	47,825	48,135	49,083	51,631
Average deposits	84,537	79,115	77,681	65,038
Return on average assets (a)	0.93%	1.14%	1.30%	0.61%
Return on average common shareholders' equity (a)	11.88	13.53	15.15	6.49
Net interest margin	2.04	2.23	2.21	2.54
Common equity Tier 1 capital ratio (b)	10.15	10.27	10.15	10.34
Tier 1 capital ratio (b)	10.72	10.85	10.72	10.93
Common equity ratio	7.93	7.84	7.93	8.69
Common shareholders' equity per share of common stock	$57.41	$56.55	$57.41	$55.01
Tangible common equity per share of common stock (c)	52.46	51.61	52.46	50.43
(a)Recast 2020 results. See Reconciliations of Previously Reported Balances.
(b)Estimated for December 31, 2021. Ratios reflect deferral of CECL model impact as calculated per regulatory guidance.
(c)See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

Fourth Quarter 2021 Compared to Third Quarter 2021 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans remained relatively stable at $47.8 billion, including a $971 million decline to $689 million in Paycheck Protection Program (PPP) loans. Excluding the decline in PPP loans, average loans increased $661 million.
•Decreases of $308 million in Mortgage Banker Finance, $254 million in Business Banking, $218 million in Commercial Real Estate and $213 million in Retail Banking, partially offset by increases of $427 million in Corporate Banking and $192 million in general Middle Market.
◦Excluding the impact of PPP loans, growth in average loans was primarily driven by increases of $525 million in general Middle Market, $448 million in Corporate Banking and $195 million in National Dealer Services, partially offset by decreases of $305 million in Mortgage Banker Finance and $218 million in Commercial Real Estate.
•Including a $561 million decrease in PPP loans, period-end loans increased $1.1 billion to $49.3 billion, which reflected trends similar to the average balance activity along with strong seasonal growth.
•Average loan yields decreased 13 basis points to 3.26 percent, primarily driven by reduced PPP income as well as swap maturities and lower rate floors.
Securities increased $637 million, or 4 percent, to $16.6 billion.
•Increase of $972 million in mortgage-backed securities due to continued deployment of excess liquidity, partially offset by a $335 million decline in Treasury securities due to maturities.
•Average yield on securities decreased 5 basis points to 1.71 percent due to lower yields on reinvestments.
Deposits increased $5.4 billion, or 7 percent, to $84.5 billion.
•Broad-based growth as interest-bearing and noninterest-bearing deposits increased $1.4 billion and $4.0 billion, respectively, due to continued customer profitability and capital markets activity as well as seasonal trends and the liquidity injected into the economy through fiscal and monetary actions.
•The average cost of interest-bearing deposits decreased 1 basis point to 5 basis points, reflecting prudent management of relationship pricing.
Net interest income decreased $14 million to $461 million.
•Decrease driven by an $18 million decline in PPP income as well as swap maturities and lower rate floors on loans, partially offset by higher non-PPP loan volumes.
•Net interest margin decreased 19 basis points to 2.04 percent, primarily due to an increase in lower-yielding deposits held with the Federal Reserve Bank and the net impact of PPP forgiveness.
Provision for credit losses increased $17 million to a benefit of $25 million.
•The allowance for credit losses decreased $21 million to $618 million at December 31, 2021, reflecting a reduction in criticized loans and sustained favorable economic forecasts. As a percentage of total loans, the allowance for credit losses was 1.26 percent, a decrease of 7 basis points.
•Net loan recoveries were $4 million, or 0.03 percent of average loans.
Noninterest income increased $9 million to $289 million.
•Increases of $7 million in derivative income and $5 million in deferred compensation asset returns (offset in other noninterest expenses), partially offset by a $3 million decrease in commercial lending fees.
Noninterest expenses increased $21 million to $486 million.
•Increases of $10 million in salaries and benefits expense, $4 million in occupancy expense and $8 million in other noninterest expenses, which included a $4 million increase in legal fees.
◦The increase in salaries and benefits expense included increases of $6 million in technology-related contingent labor, $5 million each in deferred compensation expense (offset in other noninterest income) and staff insurance expense and $3 million from retention and severance payments, partially offset by a $9 million decrease in incentive compensation.
Capital position remained solid with a common equity Tier 1 capital ratio of 10.15 percent and a Tier 1 capital ratio of 10.72 percent.
•Returned a total of $139 million to common shareholders through share repurchases and dividends.
◦Repurchased $50 million of common stock (564 thousand shares) under the share repurchase program.
◦Declared dividends of $89 million on common stock and $6 million on preferred stock.

Full-Year 2021 Compared to Full-Year 2020 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans decreased $2.5 billion, or 5 percent, to $49.1 billion.
•Decreases of $1.6 billion in National Dealer Services, $645 million in Energy, $378 million in Technology and Life Sciences, $344 million in Mortgage Banker Finance and $289 million in general Middle Market, partially offset by increases of $414 million in Equity Fund Services, $326 million in Entertainment and $305 million in Environmental Services.
•Period-end loans decreased $3.0 billion, which was primarily driven by a $3.0 billion decline in PPP loans.
•Average yield on loans decreased 19 basis points to 3.25 percent, driven by lower rates, partially offset by higher loan fees, primarily PPP-related.
Securities increased $2.3 billion, or 17 percent, to $15.7 billion.
•Reflects investment of a portion of excess liquidity into mortgage-backed securities.
•Average yield on securities decreased 42 basis points to 1.79 percent, reflecting lower rates.
Deposits increased $12.6 billion, or 19 percent, to $77.7 billion.
•Nearly every business line experienced growth as noninterest-bearing and interest-bearing deposits increased $8.4 billion and $4.3 billion, respectively, due to customers' solid profitability and capital markets activity as well as the liquidity injected into the economy through fiscal and monetary actions.
•Interest-bearing deposit costs decreased 25 basis points to 6 basis points, reflecting prudent management of relationship pricing in a low interest rate environment.
Net interest income decreased $67 million to $1.8 billion.
•Net impact of lower rates was partially offset by an increase in PPP income.
Provision for credit losses decreased $921 million to a benefit of $384 million.
•The allowance for credit losses decreased $374 million, primarily reflecting strong credit quality and the economy re-opening as well as improvements in the economic forecast and in the Energy portfolio since the onset of the pandemic in 2020. As a percentage of total loans, the allowance for credit losses decreased 64 basis points.
•Net loan recoveries were $10 million, or 0.02 percent of average loans, compared to net charge-offs of $196 million during 2020.
Noninterest income increased $122 million to $1.1 billion.
Effective January 1, 2021, the Corporation reported customer derivative income, previously a component of other noninterest income, and foreign exchange income as a combined item captioned by derivative income. See Reconciliations of Previously Reported Balances.
•Increases of $32 million in derivative income, $28 million in card fees, $27 million in commercial lending fees, $22 million in fiduciary income, $10 million in service charges on deposit accounts and $7 million in warrant-related income, partially offset by a decrease of $7 million in brokerage fees.
Noninterest expenses increased $107 million to $1.9 billion.
Effective January 1, 2021, the Corporation adopted a change in accounting method for certain components of expense related to the defined benefit pension plan. See Reconciliations of Previously Reported Balances.
•Increases of $114 million in salaries and benefits expense primarily related to strong financial performance, $24 million in outside processing fee expense, $14 million in consulting fees and $10 million in litigation-related expenses, partially offset by decreases of $34 million in pension expense (non-salary), $18 million in operational losses and $11 million in FDIC insurance expense.
◦The increase in salaries and benefits expense was driven by increases of $80 million in performance-based incentive compensation (including share-based compensation), $11 million in staff insurance and $10 million in technology-related contract labor.
Provision for income taxes increased $198 million to $322 million.
•Included discrete tax benefits of $12 million related to annual federal filings, certain state matters and employee stock transactions.
Returned a total of $1.1 billion to common shareholders through share repurchases and dividends.
•Repurchased $720 million of common stock (9.5 million shares) under the share repurchase program.
•Declared dividends of $365 million on common stock and of $23 million on preferred stock.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	4th Qtr '21	3rd Qtr '21	2021	2020
Net interest income	$461	$475	$1,844	$1,911
Net interest margin	2.04%	2.23%	2.21%	2.54%
Selected balances:
Total earning assets	$89,898	$84,788	$83,719	$75,419
Total loans	47,825	48,135	49,083	51,631
Total investment securities	16,606	15,969	15,724	13,432
Federal Reserve Bank deposits	24,849	20,176	18,347	9,944

Total deposits	84,537	79,115	77,681	65,038
Total noninterest-bearing deposits	45,980	41,984	41,441	33,053
Medium- and long-term debt	2,819	2,864	3,035	6,549
Net interest income decreased $14 million, and net interest margin decreased 19 basis points compared to third quarter 2021.
•Interest income on loans decreased $18 million and reduced net interest margin by 7 basis points, primarily due to the net impact of PPP activity (-$18 million, -6 basis points). Increases in interest income and margin from higher non-PPP loan balances (+$5 million, +1 basis point) were offset by swap maturities and lower rate floors (-$4 million, -1 basis point) as well as other portfolio dynamics (-$1 million, -1 basis point).
◦PPP income for the fourth quarter totaled $16 million, or 6 basis points, including $13 million in net accelerated fees resulting from forgiveness and $3 million in interest and regular amortization of deferred net fees combined.
•Interest income on investment securities increased $1 million, but reduced net interest margin by 1 basis point, as portfolio growth (+$3 million) was partially offset by the net impact of yields (-$2 million, -1 basis point).
•Interest income on short-term investments increased $2 million and reduced net interest margin by 11 basis points due to an increase in lower-yielding deposits with the Federal Reserve.
•Interest expense on debt decreased $1 million.

Credit Quality
"Credit metrics continued to be excellent, as evidenced by net recoveries for the quarter as well as the year, a feat not achieved in at least 30 years," said Farmer. "Criticized and nonaccrual loans decreased again in the fourth quarter, remaining at very low levels. Our allowance for credit losses declined to 1.26 percent of loans; yet coverage of nonperforming assets increased to 2.3 times. Assuming the economy remains strong, and the impacts of supply chain issues, labor constraints as well as inflation remain muted, we expect our allowance ratio to decline modestly over the next year."

(dollar amounts in millions)	4th Qtr '21	3rd Qtr '21	4th Qtr '20
Credit-related charge-offs	$20	$26	$39
Recoveries	24	24	10
Net credit-related (recoveries) charge-offs	(4)	2	29
Net credit-related charge-offs/Average total loans	(0.03%)	0.01%	0.22%
Provision for credit losses	$(25)	$(42)	$(17)

Nonperforming loans	268	295	350
Nonperforming assets (NPAs)	269	296	359
NPAs/Total loans and foreclosed property	0.55%	0.62%	0.69%
Loans past due 90 days or more and still accruing	$27	$12	$45
Allowance for loan losses	588	609	948
Allowance for credit losses on lending-related commitments (a)	30	30	44
Total allowance for credit losses	618	639	992
Allowance for credit losses/Period-end total loans	1.26	1.33	1.90
Allowance for credit losses/Period-end total loans excluding PPP loans	1.27	1.35	2.03
Allowance for credit losses/Nonperforming loans	2.3x	2.2x	2.8x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses decreased $21 million to $618 million, or 1.26 percent of total loans, primarily reflecting a reduction in criticized loans, growing economic confidence and sustained favorable economic forecasts, although some level of uncertainty remains.
•Criticized loans decreased $245 million to $1.6 billion, or 3 percent of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦Criticized loans decreased in nearly all business lines, led by decreases of $90 million in Energy and $71 million in Commercial Real Estate.
•Nonperforming assets decreased $27 million to $269 million, or 0.55 percent of total loans and foreclosed property compared to 0.62 percent in third quarter 2021.
◦Nonperforming assets in Energy decreased by $14 million.
◦Loans transferred to nonaccrual totaled $15 million, a decrease of $40 million.
•Net recoveries totaled $4 million, compared to net charge-offs of $2 million in third quarter 2021.
◦Energy net recoveries totaled $19 million, compared to $16 million.

Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this report. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at December 31, 2021. A discussion of business segment year-to-date results will be included in Comerica's December 31, 2021 Form 10-K.
Conference Call and Webcast
Comerica will host a conference call to review fourth quarter 2021 financial results at 9 a.m. CT Wednesday, January 19, 2022. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (Event ID No. 4719659). The call and supplemental financial information, as well as a replay of the Webcast, can also be accessed via Comerica's "Investor Relations" page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (unfavorable developments concerning credit quality; declines or other changes in the businesses or industries of Comerica's customers, in particular the energy industry; and changes in customer behavior); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (impacts from the COVID-19 global pandemic; changes in general economic, political or industry conditions; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events; changes in accounting standards and the critical nature of Comerica's accounting policies; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Nicole Hogan	Darlene P. Persons
(214) 462-6657	(214) 462-6831

Louis H. Mora	Morgan Mathers
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2021	2021	2020	2021	2020
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share (a)	$1.66	$1.90	$1.53	$8.35	$3.43
Cash dividends declared	0.68	0.68	0.68	2.72	2.72
Average diluted shares (in thousands)	132,870	134,322	140,159	136,566	140,216
PERFORMANCE RATIOS
Return on average common shareholders' equity (a)	11.88%	13.53%	11.44%	15.15%	6.49%
Return on average assets (a)	0.93	1.14	1.03	1.30	0.61
Efficiency ratio (a), (b)	64.61	61.57	63.26	62.60	60.13
CAPITAL
Common equity tier 1 capital (c), (d)	$7,064	$6,965	$6,919
Tier 1 capital (c), (d)	7,458	7,359	7,313
Risk-weighted assets (c)	69,567	67,834	66,931
Common equity tier 1 capital ratio (c), (d)	10.15%	10.27%	10.34%
Tier 1 capital ratio (c), (d)	10.72	10.85	10.93
Total capital ratio (c)	12.37	12.57	13.20
Leverage ratio (c)	7.74	8.07	8.63
Common shareholders' equity per share of common stock	$57.41	$56.55	$55.01
Tangible common equity per share of common stock (d)	52.46	51.61	50.43
Common equity ratio	7.93%	7.84%	8.69%
Tangible common equity ratio (d)	7.30	7.20	8.02
AVERAGE BALANCES
Commercial loans	$27,925	$28,244	$31,713	$29,283	$32,144
Real estate construction loans	2,968	3,160	4,157	3,609	3,912
Commercial mortgage loans	11,212	11,165	9,938	10,610	9,839
Lease financing	634	580	600	596	594
International loans	1,177	1,075	918	1,063	1,028
Residential mortgage loans	1,810	1,816	1,908	1,813	1,905
Consumer loans	2,099	2,095	2,171	2,109	2,209
Total loans	47,825	48,135	51,405	49,083	51,631
Earning assets	89,898	84,788	79,557	83,719	75,419
Total assets	96,692	91,353	85,328	90,152	81,146
Noninterest-bearing deposits	45,980	41,984	36,758	41,441	33,053
Interest-bearing deposits	38,557	37,131	33,485	36,240	31,985
Total deposits	84,537	79,115	70,243	77,681	65,038
Common shareholders' equity	7,408	7,523	7,501	7,559	7,453
Total shareholders' equity	7,802	7,917	7,895	7,953	7,691
NET INTEREST INCOME
Net interest income	$461	$475	$469	$1,844	$1,911
Net interest margin	2.04%	2.23%	2.36%	2.21%	2.54%
CREDIT QUALITY
Nonperforming assets	$269	$296	$359
Loans past due 90 days or more and still accruing	27	12	45
Net credit-related charge-offs	(4)	2	29	$(10)	$196
Allowance for loan losses	588	609	948
Allowance for credit losses on lending-related commitments	30	30	44
Total allowance for credit losses	618	639	992
Allowance for credit losses as a percentage of total loans	1.26%	1.33%	1.90%
Net loan (recoveries) charge-offs as a percentage of average total loans	(0.03)	0.01	0.22	(0.02%)	0.38%
Nonperforming assets as a percentage of total loans and foreclosed property	0.55	0.62	0.69
Allowance for credit losses as a multiple of total nonperforming loans	2.3x	2.2x	2.8x
OTHER KEY INFORMATION
Number of banking centers	433	433	433
Number of employees - full time equivalent	7,442	7,459	7,681
(a)    See Reconciliations of Previously Reported Balances.
(b)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares.
(c)    December 31, 2021 ratios are estimated. Ratios reflect deferral of CECL model impact as calculated per regulatory guidance.
(d)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2021	2021	2020
	(unaudited)	(unaudited)	(recast)
ASSETS
Cash and due from banks	$1,236	$1,050	$1,031
Interest-bearing deposits with banks	21,443	22,539	14,736
Other short-term investments	197	187	172
Investment securities available-for-sale	16,986	16,846	15,028
Commercial loans	29,366	28,355	32,753
Real estate construction loans	2,948	3,010	4,082
Commercial mortgage loans	11,255	11,215	9,912
Lease financing	640	569	594
International loans	1,208	1,131	926
Residential mortgage loans	1,771	1,813	1,830
Consumer loans	2,097	2,102	2,194
Total loans	49,285	48,195	52,291
Allowance for loan losses	(588)	(609)	(948)
Net loans	48,697	47,586	51,343
Premises and equipment	454	447	459
Accrued income and other assets	5,603	5,874	5,360
Total assets	$94,616	$94,529	$88,129
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$45,800	$44,093	$39,420
Money market and interest-bearing checking deposits	31,349	32,932	28,540
Savings deposits	3,167	3,125	2,710
Customer certificates of deposit	1,973	2,091	2,133
Foreign office time deposits	50	43	66
Total interest-bearing deposits	36,539	38,191	33,449
Total deposits	82,339	82,284	72,869
Accrued expenses and other liabilities	1,584	1,605	1,482
Medium- and long-term debt	2,796	2,837	5,728
Total liabilities	86,719	86,726	80,079
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,175	2,170	2,185
Accumulated other comprehensive (loss) income (a)	(212)	(207)	64
Retained earnings (a)	10,494	10,366	9,727
Less cost of common stock in treasury - 97,476,872 shares at 12/31/21, 97,158,441 shares at 9/30/21 and 88,997,430 shares at 12/31/20	(6,095)	(6,061)	(5,461)
Total shareholders' equity	7,897	7,803	8,050
Total liabilities and shareholders' equity	$94,616	$94,529	$88,129
(a)Recast 2020 results. See Reconciliations of Previously Reported Balances.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$393	$414	$1,594	$1,773
Interest on investment securities	71	71	280	291
Interest on short-term investments	10	4	27	29
Total interest income	474	489	1,901	2,093
INTEREST EXPENSE
Interest on deposits	5	10	22	101
Interest on short-term borrowings	—	—	—	1
Interest on medium- and long-term debt	8	10	35	80
Total interest expense	13	20	57	182
Net interest income	461	469	1,844	1,911
Provision for credit losses	(25)	(17)	(384)	537
Net interest income after provision for credit losses	486	486	2,228	1,374
NONINTEREST INCOME
Card fees	71	72	298	270
Fiduciary income	60	52	231	209
Service charges on deposit accounts	50	47	195	185
Commercial lending fees	28	24	104	77
Derivative income (a)	27	19	99	67
Bank-owned life insurance	11	11	43	44
Letter of credit fees	10	10	40	37
Brokerage fees	3	4	14	21
Other noninterest income (a)	29	26	99	91
Total noninterest income	289	265	1,123	1,001
NONINTEREST EXPENSES
Salaries and benefits expense	292	271	1,133	1,019
Outside processing fee expense	66	65	266	242
Occupancy expense	44	42	161	156
Software expense	38	39	155	154
Equipment expense	12	13	50	49
Advertising expense	10	11	35	35
FDIC insurance expense	5	9	22	33
Other noninterest expenses (a)	19	15	39	66
Total noninterest expenses (a)	486	465	1,861	1,754
Income before income taxes (a)	289	286	1,490	621
Provision for income taxes (a)	61	65	322	124
NET INCOME (a)	228	221	1,168	497
Less:
Income allocated to participating securities	1	1	5	2
Preferred stock dividends	6	5	23	13
Net income attributable to common shares (a)	$221	$215	$1,140	$482
Earnings per common share:
Basic (a)	$1.69	$1.54	$8.45	$3.45
Diluted (a)	1.66	1.53	8.35	3.43
Comprehensive income	223	267	892	877
Cash dividends declared on common stock	89	94	365	378
Cash dividends declared per common share	0.68	0.68	2.72	2.72
(a)Recast 2020 results. See Reconciliations of Previously Reported Balances.

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2021 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2021		Fourth Quarter 2020
(in millions, except per share data)	2021	2021	2021	2021	2020	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$393	$411	$404	$386	$414	$(18)	(4%)	$(21)	(5%)
Interest on investment securities	71	70	70	69	71	1	3	—	—
Interest on short-term investments	10	8	5	4	4	2	22	6	n/m
Total interest income	474	489	479	459	489	(15)	(3)	(15)	(3)
INTEREST EXPENSE
Interest on deposits	5	5	5	7	10	—	—	(5)	(46)
Interest on medium- and long-term debt	8	9	9	9	10	(1)	(1)	(2)	(21)
Total interest expense	13	14	14	16	20	(1)	(3)	(7)	(33)
Net interest income	461	475	465	443	469	(14)	(3)	(8)	(2)
Provision for credit losses	(25)	(42)	(135)	(182)	(17)	17	(42)	(8)	45
Net interest income after provision for credit losses	486	517	600	625	486	(31)	(6)	—	—
NONINTEREST INCOME
Card fees	71	72	84	71	72	(1)	(1)	(1)	(2)
Fiduciary income	60	58	60	53	52	2	3	8	17
Service charges on deposit accounts	50	50	47	48	47	—	—	3	6
Commercial lending fees	28	31	27	18	24	(3)	(9)	4	21
Derivative income (a)	27	20	22	30	19	7	28	8	42
Bank-owned life insurance	11	12	9	11	11	(1)	(8)	—	—
Letter of credit fees	10	10	10	10	10	—	—	—	—
Brokerage fees	3	3	4	4	4	—	—	(1)	(31)
Other noninterest income (a)	29	24	21	25	26	5	24	3	6
Total noninterest income	289	280	284	270	265	9	3	24	9
NONINTEREST EXPENSES
Salaries and benefits expense	292	282	277	282	271	10	3	21	8
Outside processing fee expense	66	65	71	64	65	1	2	1	1
Occupancy expense	44	40	38	39	42	4	6	2	4
Software expense	38	40	38	39	39	(2)	(2)	(1)	(1)
Equipment expense	12	13	13	12	13	(1)	(6)	(1)	(2)
Advertising expense	10	10	9	6	11	—	—	(1)	(3)
FDIC insurance expense	5	4	7	6	9	1	9	(4)	(45)
Other noninterest expenses (a)	19	11	10	(1)	15	8	68	4	19
Total noninterest expenses (a)	486	465	463	447	465	21	4	21	4
Income before income taxes (a)	289	332	421	448	286	(43)	(13)	3	1
Provision for income taxes (a)	61	70	93	98	65	(9)	(12)	(4)	(6)
NET INCOME (a)	228	262	328	350	221	(34)	(13)	7	3
Less:
Income allocated to participating securities	1	1	2	1	1	—	—	—	—
Preferred stock dividends	6	6	5	6	5	—	—	1	—
Net income attributable to common shares (a)	$221	$255	$321	$343	$215	$(34)	(14)%	$6	3%
Earnings per common share:
Basic (a)	$1.69	$1.92	$2.35	$2.46	$1.54	$(0.23)	(12)%	$0.15	9%
Diluted (a)	1.66	1.90	2.32	2.43	1.53	(0.24)	(13)	0.13	8
Comprehensive income	223	175	313	181	267	48	27	(44)	(17)
Cash dividends declared on common stock	89	89	92	95	94	—	—	(5)	(6)
Cash dividends declared per common share	0.68	0.68	0.68	0.68	0.68	—	—	—	—
(a)Recast 2020 results. See Reconciliations of Previously Reported Balances.
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2021				2020
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance at beginning of period:
Allowance for loan losses	$609	$652	$777	$948	$978
Allowance for credit losses on lending-related commitments	30	31	30	44	60
Allowance for credit losses	639	683	807	992	1,038
Loan charge-offs:
Commercial	14	24	7	14	37
Commercial mortgage	2	—	—	1	—
International	3	2	—	—	—
Consumer	1	—	1	1	2
Total loan charge-offs	20	26	8	16	39
Recoveries on loans previously charged-off:
Commercial	23	22	18	11	9
Commercial mortgage	—	—	—	1	—
International	—	—	1	—	—
Residential mortgage	1	1	—	—	—
Consumer	—	1	—	1	1
Total recoveries	24	24	19	13	10
Net loan (recoveries) charge-offs	(4)	2	(11)	3	29
Provision for credit losses:
Provision for loan losses	(25)	(41)	(136)	(168)	(1)
Provision for credit losses on lending-related commitments	—	(1)	1	(14)	(16)
Provision for credit losses	(25)	(42)	(135)	(182)	(17)
Balance at end of period:
Allowance for loan losses	588	609	652	777	948
Allowance for credit losses on lending-related commitments	30	30	31	30	44
Allowance for credit losses	$618	$639	$683	$807	$992
Allowance for credit losses as a percentage of total loans	1.26%	1.33%	1.36%	1.59%	1.90%
Allowance for credit losses as a percentage of total loans excluding PPP loans	1.27	1.35	1.44	1.72	2.03
Net loan (recoveries) charge-offs as a percentage of average total loans	(0.03)	0.01	(0.09)	0.03	0.22

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2021				2020
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$173	$200	$221	$230	$252
Real estate construction	6	6	4	1	1
Commercial mortgage	32	30	31	34	29
Lease financing	—	—	—	1	1
International	5	8	—	—	—
Total nonaccrual business loans	216	244	256	266	283
Retail loans:
Residential mortgage	36	35	41	33	47
Consumer:
Home equity	12	12	14	15	17
Total nonaccrual retail loans	48	47	55	48	64
Total nonaccrual loans	264	291	311	314	347
Reduced-rate loans	4	4	8	2	3
Total nonperforming loans	268	295	319	316	350
Foreclosed property	1	1	—	8	8
Other repossessed assets	—	—	1	1	1
Total nonperforming assets	$269	$296	$320	$325	$359
Nonperforming loans as a percentage of total loans	0.54%	0.61%	0.64%	0.63%	0.67%
Nonperforming assets as a percentage of total loans and foreclosed property	0.55	0.62	0.64	0.64	0.69
Allowance for credit losses as a multiple of total nonperforming loans	2.3x	2.2x	2.1x	2.6x	2.8x
Loans past due 90 days or more and still accruing	$27	$12	$27	$60	$45
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$291	$311	$314	$347	$322
Loans transferred to nonaccrual (a)	15	55	62	61	88
Nonaccrual loan gross charge-offs	(20)	(26)	(8)	(16)	(39)
Loans transferred to accrual status (a)	—	(8)	—	(17)	(3)
Nonaccrual loans sold	—	(9)	—	(25)	—
Payments/other (b)	(22)	(32)	(57)	(36)	(21)
Nonaccrual loans at end of period	$264	$291	$311	$314	$347
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Years Ended
	December 31, 2021			December 31, 2020
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$29,283	$1,009	3.45%	$32,144	$1,099	3.42%
Real estate construction loans	3,609	123	3.40	3,912	147	3.76
Commercial mortgage loans	10,610	305	2.88	9,839	320	3.25
Lease financing (b)	596	(2)	(0.37)	594	20	3.37
International loans	1,063	33	3.14	1,028	37	3.61
Residential mortgage loans	1,813	55	3.04	1,905	66	3.45
Consumer loans	2,109	71	3.34	2,209	84	3.80
Total loans	49,083	1,594	3.25	51,631	1,773	3.44
Mortgage-backed securities (c)	11,747	224	1.92	9,820	221	2.30
U.S. Treasury securities (d)	3,977	56	1.42	3,612	70	1.98
Total investment securities	15,724	280	1.79	13,432	291	2.21
Interest-bearing deposits with banks	18,729	27	0.14	10,203	28	0.27
Other short-term investments	183	—	0.22	153	1	0.72
Total earning assets	83,719	1,901	2.27	75,419	2,093	2.79
Cash and due from banks	1,006			878
Allowance for loan losses	(729)			(900)
Accrued income and other assets	6,156			5,749
Total assets	$90,152			$81,146
Money market and interest-bearing checking deposits	$31,063	18	0.06	$26,798	72	0.27
Savings deposits	3,018	—	0.01	2,454	1	0.03
Customer certificates of deposit	2,110	4	0.21	2,626	27	1.02
Other time deposits	—	—	—	17	—	2.00
Foreign office time deposits	49	—	0.08	90	1	0.42
Total interest-bearing deposits	36,240	22	0.06	31,985	101	0.31
Short-term borrowings	2	—	—	314	1	0.32
Medium- and long-term debt	3,035	35	1.11	6,549	80	1.23
Total interest-bearing sources	39,277	57	0.14	38,848	182	0.47
Noninterest-bearing deposits	41,441			33,053
Accrued expenses and other liabilities	1,481			1,554
Shareholders' equity	7,953			7,691
Total liabilities and shareholders' equity	$90,152			$81,146
Net interest income/rate spread		$1,844	2.13		$1,911	2.32
Impact of net noninterest-bearing sources of funds			0.08			0.22
Net interest margin (as a percentage of average earning assets)			2.21%			2.54%
(a)Included PPP loans with average balances of $2.3 billion and $2.5 billion, interest income of $111 million and $63 million and average yields of 4.77% and 2.49% for the years ended December 31, 2021 and 2020, respectively.
(b)The year ended December 31, 2021 included residual value adjustments totaling $20 million, or a 4 basis point impact to average loan yield.
(c)Average balances included $61 million and $213 million of unrealized gains and losses for the years ended December 31, 2021 and 2020, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances included $27 million and $90 million of unrealized gains and losses for the years ended December 31, 2021 and 2020, respectively; yields calculated gross of these unrealized gains and losses.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$27,925	$240	3.42%	$28,244	$262	3.67%	$31,713	$259	3.26%
Real estate construction loans	2,968	26	3.52	3,160	28	3.46	4,157	35	3.40
Commercial mortgage loans	11,212	81	2.89	11,165	82	2.90	9,938	72	2.86
Lease financing	634	5	2.89	580	1	1.12	600	5	3.56
International loans	1,177	9	3.06	1,075	8	3.13	918	7	3.23
Residential mortgage loans	1,810	14	3.02	1,816	13	2.92	1,908	16	3.24
Consumer loans	2,099	18	3.29	2,095	17	3.31	2,171	20	3.50
Total loans	47,825	393	3.26	48,135	411	3.39	51,405	414	3.20
Mortgage-backed securities (b)	13,303	61	1.85	12,331	58	1.89	10,220	53	2.13
U.S. Treasury securities (c)	3,303	10	1.18	3,638	12	1.32	4,666	18	1.57
Total investment securities	16,606	71	1.71	15,969	70	1.76	14,886	71	1.95
Interest-bearing deposits with banks	25,271	10	0.15	20,494	8	0.16	13,105	4	0.10
Other short-term investments	196	—	0.21	190	—	0.20	161	—	0.99
Total earning assets	89,898	474	2.10	84,788	489	2.30	79,557	489	2.46
Cash and due from banks	1,105			964			915
Allowance for loan losses	(605)			(644)			(972)
Accrued income and other assets	6,294			6,245			5,828
Total assets	$96,692			$91,353			$85,328
Money market and interest-bearing checking deposits	$33,326	4	0.05	$31,865	4	0.05	$28,521	7	0.10
Savings deposits	3,148	—	0.01	3,097	—	0.01	2,657	—	0.02
Customer certificates of deposit	2,032	1	0.19	2,128	1	0.20	2,215	2	0.43
Foreign office time deposits	51	—	0.07	41	—	0.08	92	1	0.09
Total interest-bearing deposits	38,557	5	0.05	37,131	5	0.06	33,485	10	0.11
Short-term borrowings	2	—	—	1	—	—	3	—	0.06
Medium- and long-term debt	2,819	8	1.17	2,864	9	1.16	5,741	10	0.72
Total interest-bearing sources	41,378	13	0.13	39,996	14	0.14	39,229	20	0.20
Noninterest-bearing deposits	45,980			41,984			36,758
Accrued expenses and other liabilities	1,532			1,456			1,446
Shareholders' equity	7,802			7,917			7,895
Total liabilities and shareholders' equity	$96,692			$91,353			$85,328
Net interest income/rate spread		$461	1.97		$475	2.16		$469	2.26
Impact of net noninterest-bearing sources of funds			0.07			0.07			0.10
Net interest margin (as a percentage of average earning assets)			2.04%			2.23%			2.36%
(a)Included PPP loans with average balances of $689 million, $1.7 billion and $3.7 billion, interest income of $16 million, $34 million and $27 million and average yields of 8.97%, 8.02% and 2.88% for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively.
(b)Average balances included $(80) million, $78 million and $215 million of unrealized gains and losses for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively; yields calculated gross of these unrealized gains and losses.
(c)Average balances included $(6) million, $23 million and $80 million of unrealized gains and losses for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively; yields calculated gross of these unrealized gains and losses.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

					Accumulated
	Nonredeemable	Common Stock			Other	Retained		Total
	Preferred	Shares		Capital	Comprehensive	Earnings	Treasury	Shareholders'
(in millions, except per share data)	Stock	Outstanding	Amount	Surplus	(Loss) Income (a)	(a)	Stock	Equity
BALANCE AT SEPTEMBER 30, 2020	$394	139.1	$1,141	$2,179	$18	$9,609	$(5,467)	$7,874
Net income	—	—	—	—	—	221	—	221
Other comprehensive income, net of tax	—	—	—	—	46	—	—	46
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(94)	—	(94)
Cash dividends declared on preferred stock	—	—	—	—	—	(5)	—	(5)
Net issuance of common stock under employee stock plans	—	0.1	—	—	—	(4)	6	2
Share-based compensation	—	—	—	6	—	—	—	6
BALANCE AT DECEMBER 31, 2020	$394	139.2	$1,141	$2,185	$64	$9,727	$(5,461)	$8,050
BALANCE AT SEPTEMBER 30, 2021	$394	131.0	$1,141	$2,170	$(207)	$10,366	$(6,061)	$7,803
Net income	—	—	—	—	—	228	—	228
Other comprehensive loss, net of tax	—	—	—	—	(5)	—	—	(5)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(89)	—	(89)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Purchase of common stock	—	(0.5)	—	—	—	—	(50)	(50)
Net issuance of common stock under employee stock plans	—	0.2	—	—	—	(5)	16	11
Share-based compensation	—	—	—	5	—	—	—	5
BALANCE AT DECEMBER 31, 2021	$394	130.7	$1,141	$2,175	$(212)	$10,494	$(6,095)	$7,897
BALANCE AT DECEMBER 31, 2019	$—	142.1	$1,141	$2,174	$(316)	$9,619	$(5,291)	$7,327
Cumulative effect of change in accounting principle	—	—	—	—	—	13	—	13
Net income	—	—	—	—	—	497	—	497
Other comprehensive income, net of tax	—	—	—	—	380	—	—	380
Cash dividends declared on common stock ($2.72 per share)	—	—	—	—	—	(378)	—	(378)
Cash dividends declared on preferred stock	—	—	—	—	—	(13)	—	(13)
Purchase of common stock	—	(3.4)	—	—	—	—	(194)	(194)
Issuance of preferred stock	394	—	—	—	—	—	—	394
Net issuance of common stock under employee stock plans	—	0.5	—	(13)	—	(11)	24	—
Share-based compensation	—	—	—	24	—	—	—	24
BALANCE AT DECEMBER 31, 2020	$394	139.2	$1,141	$2,185	$64	$9,727	$(5,461)	$8,050
Net income	—	—	—	—	—	1,168	—	1,168
Other comprehensive loss, net of tax	—	—	—	—	(276)	—	—	(276)
Cash dividends declared on common stock ($2.72 per share)	—	—	—	—	—	(365)	—	(365)
Cash dividends declared on preferred stock	—	—	—	—	—	(23)	—	(23)
Purchase of common stock	—	(9.5)	—	(24)	—	—	(699)	(723)
Net issuance of common stock under employee stock plans	—	1.0	—	(27)	—	(13)	65	25
Share-based compensation	—	—	—	41	—	—	—	41
BALANCE AT DECEMBER 31, 2021	$394	130.7	$1,141	$2,175	$(212)	$10,494	$(6,095)	$7,897
(a)See Reconciliations of Previously Reported Balances.

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended December 31, 2021	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$386	$138	$41	$(103)	$(1)	$461
Provision for credit losses	(21)	1	(3)	—	(2)	(25)
Noninterest income	168	33	72	10	6	289
Noninterest expenses	230	164	85	—	7	486
Provision (benefit) for income taxes	77	—	7	(22)	(1)	61
Net income (loss)	$268	$6	$24	$(71)	$1	$228
Net credit-related (recoveries) charge-offs	$(6)	$1	$1	$—	$—	$(4)
Selected average balances:
Assets	$43,548	$2,898	$4,935	$18,460	$26,851	$96,692
Loans	40,962	2,084	4,794	—	(15)	47,825
Deposits	50,816	26,714	5,724	954	329	84,537
Statistical data:
Return on average assets (a)	1.95%	0.07%	1.61%	n/m	n/m	0.93%
Efficiency ratio (b)	41.58	95.17	74.64	n/m	n/m	64.61

	Commercial	Retail	Wealth
Three Months Ended September 30, 2021	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$407	$149	$40	$(124)	$3	$475
Provision for credit losses	(25)	(5)	(13)	—	1	(42)
Noninterest income	169	32	69	10	—	280
Noninterest expenses	224	159	79	—	3	465
Provision (benefit) for income taxes	83	4	10	(27)	—	70
Net income (loss)	$294	$23	$33	$(87)	$(1)	$262
Net credit-related charge-offs (recoveries)	$4	$(1)	$(1)	$—	$—	$2
Selected average balances:
Assets	$43,240	$3,105	$4,956	$17,922	$22,130	$91,353
Loans	41,040	2,297	4,829	—	(31)	48,135
Deposits	46,632	26,088	5,209	977	209	79,115
Statistical data:
Return on average assets (a)	2.33%	0.34%	2.36%	n/m	n/m	1.14%
Efficiency ratio (b)	38.82	87.18	72.83	n/m	n/m	61.57

	Commercial	Retail	Wealth
Three Months Ended December 31, 2020	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$413	$130	$44	$(120)	$2	$469
Provision for credit losses	(32)	1	14	—	—	(17)
Noninterest income	149	30	63	14	9	265
Noninterest expenses (c)	217	158	78	1	11	465
Provision (benefit) for income taxes (c)	88	(1)	4	(24)	(2)	65
Net income (loss) (c)	$289	$2	$11	$(83)	$2	$221
Net credit-related charge-offs	$26	$—	$3	$—	$—	$29
Selected average balances:
Assets	$45,117	$3,457	$5,181	$16,957	$14,616	$85,328
Loans	43,722	2,628	5,073	—	(18)	51,405
Deposits	40,256	23,869	4,919	1,013	186	70,243
Statistical data:
Return on average assets (a), (c)	2.55%	0.01%	0.76%	n/m	n/m	1.03%
Efficiency ratio (b), (c)	38.70	99.36	73.51	n/m	n/m	63.26
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares.
(c)See Reconciliations of Previously Reported Balances.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.
Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	December 31,	September 30,	December 31,
(dollar amounts in millions)	2021	2021	2020
Common Equity Tier 1 Capital (a):
Tier 1 capital	$7,458	$7,359	$7,313
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common equity tier 1 capital	$7,064	$6,965	$6,919
Risk-weighted assets	$69,567	$67,834	$66,931
Tier 1 capital ratio	10.72%	10.85%	10.93%
Common equity tier 1 capital ratio	10.15	10.27	10.34
Tangible Common Equity:
Total shareholders' equity	$7,897	$7,803	$8,050
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common shareholders' equity	$7,503	$7,409	$7,656
Less:
Goodwill	635	635	635
Other intangible assets (b)	11	12	1
Tangible common equity	$6,857	$6,762	$7,020
Total assets	$94,616	$94,529	$88,129
Less:
Goodwill	635	635	635
Other intangible assets (b)	11	12	1
Tangible assets	$93,970	$93,882	$87,493
Common equity ratio	7.93%	7.84%	8.69%
Tangible common equity ratio	7.30	7.20	8.02
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,503	$7,409	$7,656
Tangible common equity	6,857	6,762	7,020
Shares of common stock outstanding (in millions)	131	131	139
Common shareholders' equity per share of common stock	$57.41	$56.55	$55.01
Tangible common equity per share of common stock	52.46	51.61	50.43
(a)December 31, 2021 ratios are estimated. Ratios reflect deferral of CECL model impact as calculated per regulatory guidance. The deferred amount was zero at both December 31, 2021 (estimated) and September 30, 2021 and $72 million at December 31, 2020.
(b)In first quarter 2021, the Corporation acquired $13 million in intangible assets to be amortized over ten years.

RECONCILIATIONS OF PREVIOUSLY REPORTED BALANCES (unaudited)
Comerica Incorporated and Subsidiaries

Defined Benefit Plan Accounting Method Change
Effective January 1, 2021, the Corporation elected to change the accounting methodology for determining the market-related value of assets for certain classes of assets in the qualified defined benefit pension plan. The change in accounting methodology is applied retrospectively to all prior periods presented in the consolidated financial statements. The following table reconciles the impact of the change to the qualified defined benefit plan on the Corporation's previously reported consolidated financial statements.
Consolidated Statements of Comprehensive Income

	Three Months Ended	Year Ended
	December 31,	December 31,
(in millions, except per share data)	2020	2020
Other noninterest expenses:
As reported	$23	$96
Effect of accounting change	(8)	(30)
Recast other noninterest expense	$15	$66
Provision for income taxes:
As reported	$63	$117
Effect of accounting change	2	7
Recast provision for income taxes	$65	$124
Net income:
As reported	$215	$474
Effect of accounting change	6	23
Recast net income	$221	$497
Basic earnings per common share:
As reported	$1.50	$3.29
Effect of accounting change	0.04	0.16
Recast basic earnings per common share	$1.54	$3.45
Diluted earnings per common share:
As reported	$1.49	$3.27
Effect of accounting change	0.04	0.16
Recast diluted earnings per common share	$1.53	$3.43
Consolidated Balance Sheets

	December 31,	September 30,	December 31,
(in millions)	2020	2020	2019
Accumulated other comprehensive income (loss):
As reported	$168	$116	$(235)
Effect of accounting change	(104)	(98)	(81)
Recast accumulated other comprehensive income (loss)	$64	$18	$(316)
Retained earnings:
As reported	$9,623	$9,511	$9,538
Effect of accounting change	104	98	81
Recast retained earnings	$9,727	$9,609	$9,619

RECONCILIATIONS OF PREVIOUSLY REPORTED BALANCES (unaudited)
Comerica Incorporated and Subsidiaries

Change in Presentation of Customer Derivative Income and Foreign Exchange Income
Beginning with the first quarter 2021, the Corporation reported customer derivative income, previously a component of other noninterest income, and foreign exchange income as a combined item captioned derivative income on the Consolidated Statements of Comprehensive Income. Prior periods have been adjusted to conform to this presentation. The changes in presentation did not impact total noninterest income. The table below reconciles amounts previously reported to the new presentation.

	Three Months Ended	Year Ended
	December 31,	December 31,
(in millions)	2020	2020
Foreign exchange income (as reported)	$11	$40
Customer derivative income (a)	8	27
Derivative income	$19	$67

Other noninterest income (as reported)	$34	$118
Less: Customer derivative income (a)	8	27
Other noninterest income (as adjusted)	$26	$91
(a)Previously reported as a component of other noninterest income.